ITEM 1. FINANCIAL STATEMENTS

                       DEVX ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)

                                                                         SEPTEMBER 30,     DECEMBER 31,
                                                                              2001              2000
                                                                        --------------    --------------
ASSETS
Current assets:
    Cash                                                                $   11,168,000    $   10,985,000
    Other current assets                                                     6,080,000        10,740,000
                                                                        --------------    --------------
Total current assets                                                        17,248,000        21,725,000

Net property and equipment                                                 110,275,000        97,091,000
Other assets                                                                 5,215,000         4,174,000
                                                                        --------------    --------------

                                                                        $  132,738,000    $  122,990,000
                                                                        ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and other                                          $   10,697,000    $    7,507,000
    Derivatives                                                                     --         1,507,000
                                                                        --------------    --------------
Total current liabilities                                                   10,697,000         9,014,000

Long-term obligations, net of current portion                               50,000,000        50,000,000

Derivatives                                                                  1,779,000        12,246,000

Commitments                                                                         --                --

Stockholders' equity:
    Common stock, $0.234 par value, authorized 100,000,000 shares:
      Issued and outstanding 12,649,522 and 12,748,612 shares at
      September 30, 2001 and December 31, 2000, respectively                 2,983,000         2,983,000
    Additional paid-in capital                                              60,165,000        60,159,000
    Treasury stock, at cost:  100,000 shares                                  (525,000)               --
    Retained earnings                                                        9,418,000           834,000
    Accumulated other comprehensive loss                                    (1,779,000)      (12,246,000)
                                                                        --------------    --------------

Total stockholders' equity                                                  70,262,000        51,730,000
                                                                        --------------    --------------

Total liabilities and stockholders' equity                              $  132,738,000    $  122,990,000
                                                                        ==============    ==============


See accompanying notes to unaudited consolidated condensed financial statements.

                       DEVX ENERGY, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                        THREE MONTHS ENDED              NINE MONTHS ENDED
                                                           SEPTEMBER 30                    SEPTEMBER 30
                                                   ----------------------------    ----------------------------
                                                       2001            2000            2001            2000
                                                   ------------    ------------    ------------    ------------

Revenues:
    Oil and gas sales                              $    580,000    $  1,317,000    $  2,768,000    $  3,501,000
    Net profits and royalty interests                 5,552,000       8,944,000      24,653,000      21,605,000
    Interest and other income                           118,000          15,000         377,000          74,000
                                                   ------------    ------------    ------------    ------------
Total revenues                                        6,250,000      10,276,000      27,798,000      25,180,000
                                                   ------------    ------------    ------------    ------------

Expenses:
    Oil and gas production expenses                     162,000         464,000       1,160,000       1,558,000
    Depreciation, depletion and amortization          2,424,000       2,074,000       7,087,000       6,354,000
    General and administrative                        2,051,000         924,000       4,139,000       2,475,000
    Interest and financing expense                    1,836,000       4,941,000       5,518,000      14,348,000
                                                   ------------    ------------    ------------    ------------
Total expenses                                        6,473,000       8,403,000      17,904,000      24,735,000
                                                   ------------    ------------    ------------    ------------

Operating income (loss)                                (223,000)      1,873,000       9,894,000         445,000
Change in fair value of derivatives                     535,000        (496,000)      3,730,000        (496,000)
                                                   ------------    ------------    ------------    ------------
Income (loss) before cumulative effect of
      accounting change                                 312,000       1,377,000      13,624,000         (51,000)
Cumulative effect of accounting change, net
      of tax                                                 --         413,000              --         413,000
                                                   ------------    ------------    ------------    ------------
Income before income taxes                              312,000       1,790,000      13,624,000         362,000
Income taxes                                           (114,000)             --      (5,040,000)             --
                                                   ------------    ------------    ------------    ------------
Net income                                         $    198,000    $  1,790,000    $  8,584,000    $    362,000
                                                   ============    ============    ============    ============

Earnings per common share:
    Basic                                          $       0.02    $       3.46    $       0.67    $       0.91
                                                   ============    ============    ============    ============
    Diluted                                        $       0.02    $       1.08    $       0.67    $       0.34
                                                   ============    ============    ============    ============

Weighted average shares outstanding:
    Basic                                            12,744,274         517,237      12,747,150         397,034
                                                   ============    ============    ============    ============
    Diluted                                          12,745,568       1,652,224      12,804,465       1,076,644
                                                   ============    ============    ============    ============

See accompanying notes to unaudited consolidated condensed financial statements.

                       DEVX ENERGY, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                               NINE MONTHS ENDED
                                                                  SEPTEMBER 30
                                                          ----------------------------
                                                              2001            2000
                                                          ------------    ------------
Cash flows from operating activities:
    Net income                                            $  8,584,000    $    362,000
    Depreciation, depletion and amortization                 7,660,000       7,648,000
    Cumulative effect of accounting change                          --        (413,000)
    Change in fair value of derivatives                     (3,730,000)        496,000
    Net change in operating assets and liabilities           8,465,000      (8,710,000)
                                                          ------------    ------------
Net cash provided by (used in) operating activities         20,979,000        (617,000)
                                                          ------------    ------------

Cash flows used in investing activities:
    Additions to property and equipment                    (20,573,000)     (8,324,000)
    Proceeds from sale of oil & gas properties                 302,000       3,551,000
                                                          ------------    ------------
Net cash used in investing activities                      (20,271,000)     (4,773,000)
                                                          ------------    ------------

Cash flows from financing activities:
    Proceeds from long-term debt                                    --       4,894,000
    Payments on long-term obligations                               --        (877,000)
    Purchase of treasury stock                                (525,000)             --
                                                          ------------    ------------
Net cash provided by (used in) financing activities           (525,000)      4,017,000
                                                          ------------    ------------

Net increase (decrease) in cash                                183,000      (1,373,000)
Cash at beginning of period                                 10,985,000       3,376,000
                                                          ------------    ------------
Cash at end of period                                     $ 11,168,000    $  2,003,000
                                                          ============    ============

See accompanying notes to unaudited consolidated condensed financial statements.

                       DEVX ENERGY, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)


1.  BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of DevX Energy, Inc. and its wholly owned subsidiaries (collectively, the "Company") after elimination of all significant intercompany balances and transactions. The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. While management has based their assumptions and estimates on the facts and circumstances currently known, final amounts may differ from such estimates.

The interim financial statements contained herein are unaudited but, in the opinion of management, include all adjustments (consisting only of normal recurring entries) necessary for a fair presentation of the financial position and results of operations of the Company for the periods presented. The results of operations for the three months and the nine months ended September 30, 2001 are not necessarily indicative of the operating results for the year ending December 31, 2001. Moreover, these financial statements do not purport to contain complete disclosure in conformity with generally accepted accounting principles and should be read in conjunction with the Company's Annual Report on Form 10-K for the transition period ended December 31, 2000.

2.  DERIVATIVES

The Company utilizes certain derivative financial instruments -- primarily swaps, floors and collars -- to reduce the risk of adverse changes in future oil and natural gas prices. Effective July 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), which requires the Company to recognize all derivatives on the balance sheet at fair value. The Company estimates fair value based on quotes obtained from the counter-parties to the derivative contracts. The Company recognizes the fair value of derivative contracts that expire in less than one year as current assets or liabilities. Those that expire in more than one year are recognized as long-term assets or liabilities. Derivatives that are not accounted for as hedges are adjusted to fair value through income. If the derivative is designated as a hedge, depending on the nature of the hedge, changes in fair value are either offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings.

The Company has designated a natural gas swap as a cash flow hedge. For derivatives classified as cash flow hedges, changes in fair value are recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of any change in the fair value of a derivative designated as a hedge is immediately recognized in earnings. Hedge effectiveness is measured quarterly based on the relative fair value between the derivative contract and the hedged item over time. During the three months ended September 30, 2001, the Company recognized a decrease in the derivative liability and an associated decrease in other comprehensive loss totaling approximately $2,405,000. During the nine months ended September 30, 2001, the Company recognized a decrease in the derivative liability and an associated decrease in other comprehensive loss totaling approximately $10,467,000. As of September 30, 2001, other current assets included $738,000 and other assets include $1,699,000 related to the fair value of derivative contracts.

During the three and nine months ended September 30, 2001, the Company recognized non-cash gains of $535,000 and $3,730,000, respectively, in earnings related to the net change in fair value of derivative contracts which have not been designated as hedges.

During the three months ended September 30, 2001, the Company received $464,000 and for the nine months ended September 30, 2001, the Company paid $3,428,000 in cash settlements on its natural gas hedges, which are included in net profits and royalty interests.

3.  COMPREHENSIVE INCOME

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. For the three months ended September 30, 2001, the Company's comprehensive income differed from net income by approximately $2,405,000 related to the change in fair value of a natural gas swap contract designated as a hedge. For the three months ended September 30, 2000, the Company's comprehensive income differed from net income by $8,866,000. For the nine-month period ending September 30, 2001, the Company's comprehensive income differed from net income by approximately $10,467,000 related to the change in fair market value of a natural gas swap contract designated as a hedge. For the nine months ended September 30, 2000, the Company's comprehensive income differed from net income by $8,866,000.

4. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per common share:

                                                  THREE MONTHS ENDED             NINE MONTHS ENDED
                                                     SEPTEMBER 30                   SEPTEMBER 30
                                             ---------------------------   ---------------------------
                                                 2001           2000           2001           2000
                                             ------------   ------------   ------------   ------------
Numerator:
  Numerator for basic earnings  per
     common share - net income               $    198,000   $  1,790,000   $  8,584,000   $    362,000
                                             ============   ============   ============   ============
Denominator:
  Denominator for basic earnings per
     common share - weighted average
     shares                                    12,744,274        517,237     12,747,150        397,034
  Dilutive effect of stock options and
     warrants                                       1,294             --         57,315             --
  Dilutive effect of common stock
     repricing rights                                  --      1,134,987             --        679,610
                                             ------------   ------------   ------------   ------------
  Denominator for diluted earnings per
     common share - adjusted weighted
     average shares                            12,745,568      1,652,224     12,804,465      1,076,644
                                             ============   ============   ============   ============

Earnings per common share
     Basic                                   $       0.02   $       3.46   $       0.67   $       0.91
                                             ============   ============   ============   ============
     Diluted                                 $       0.02   $       1.08   $       0.67   $       0.34
                                             ============   ============   ============   ============

Weighted average common shares outstanding and losses per common share for the three and nine months ended September 30, 2000 have been restated for the effects of a 156-to-1 reverse stock split.

5. CEILING TEST WRITEDOWN

Based on oil and natural gas prices in effect on September 30, 2001, a ceiling test writedown in the amount of $37.8 million would have been required to be charged against earnings. Due to the increases in natural gas prices subsequent to September 30, 2001, this writedown was not recorded. However, if prices decline to third quarter levels at year end, such an adjustment will be required.

6. SUBSEQUENT EVENT

The Company announced on November 13, 2001 that it has entered into a definitive agreement which provides for a wholly owned subsidiary of Comstock Resources, Inc. to acquire the Company in a transaction in which DevX shareholders would receive $7.32 in cash per DevX share.

The acquisition will be effected by a first step cash tender offer for all of the Company's outstanding common stock. The tender offer is expected to commence on November 15, 2001 and to remain open for at least 20 business days. The tender offer will be followed by a merger in which shareholders whose shares are not acquired in the tender offer will receive $7.32 per share in cash. The offer is conditioned on, among other things, greater than 50% of the Company's outstanding shares being tendered. There is no assurance that a transaction will be completed.